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                                  Exhibit 5.1
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April 11, 2000

Lifef/x, Inc.
153 Needham Street, Building N1
Newton, Massachusetts 02164

Re:    Lifef/x, Inc., a Nevada corporation (the "Company")

Ladies and Gentlemen:

       I refer to the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), which will be filed with the Securities and Exchange Commission. The Registration Statement relates to the registration of approximately 7,981,850 shares of the Company's one mill ($0.001) par value common stock (the "Common Stock"), issuable pursuant to the exercise of options issued under the Company's 1999 Long Term Incentive Plan (the "Plan").

                                  Assumptions
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       In rendering the opinion expressed below, I have assumed, with your permission and without independent verification or investigation:

       1. That all signatures on documents I have examined in connection herewith are genuine and that all items submitted to me as original are authentic and all items submitted to me as copies conform with originals;

       2. Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

       3. That each of the documents referred to constitutes the legal, valid and binding obligation of the party executing the same; and

       4. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

       I have examined the following documents in connection with this matter:
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          1.  Articles of Incorporation of the Company, as amended;

          2.  Bylaws of the Company, as amended;

          3.  The Registration Statement;

          4.  The Plan and exhibits thereto; and

          5. Unanimous Consents of the Board of Directors; the Compensation Committee; and the majority stockholders of the Company.

          I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

          I have examined the proceedings heretofore taken and am familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock.

          During the course of my review of this matter, I noted that on March 14, 2000, the Company's Board of Directors resolved to increase the number of shares of Common Stock by 2,452,475 shares (the "Increase Shares"), from 5,529,375 shares to 7,981,850 shares, with this increase to be subject to approval by the Company's stockholders. To my knowledge, the stockholders have not yet approved this increase, and any opinions expressed herein with respect to the Increase Shares will be subject to and conditioned upon the timely approval of the increase by the Company's stockholders.

          Subject to the foregoing, it is my opinion that the Common Stock to be issued and sold by the Company pursuant to the Registration Statement will be, when sold and paid for pursuant to the terms of the Plan, legally issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Sincerely yours,

                                    /s/ Branden T. Burningham

                                    Branden T. Burningham